UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2019

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2019, Dr. M. James Barrett informed Clovis Oncology, Inc. (the “Company”) that he would resign from the Board of Directors of the Company (the “Board”) effective immediately. Dr. Barrett’s resignation from the Board did not result from any disagreement with the Company, other directors or members of management.

On June 6, 2019, Ms. Ginger L. Graham, a current director of the Company, was elected as Chairman of the Board to succeed Dr. Barrett following his resignation from the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2019, the Board approved an amendment, subject to stockholder approval, to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 100,000,000 to 200,000,000. On June 6, 2019, the stockholders of the Company approved this amendment at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on June 6, 2019, and became effective upon filing. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 6, 2019. At the Annual Meeting, the stockholders of the Company voted on the following four proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors (the “Board”).

	For	Withheld	Broker Non-Votes
Brian G. Atwood	31,930,017	4,477,835	11,707,356
James C. Blair	31,352,862	5,054,990	11,707,356
Richard A. Fair	34,480,531	1,927,321	11,707,356
Paul H. Klingenstein	34,244,040	2,163,812	11,707,356

Proposal Two

Proposal two was to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by the Company from 100,000,000 to 2000,000,000. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
42,711,534	5,342,108	61,566	—

Proposal Three

Proposal three was to hold an advisory vote on the compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
33,535,731	2,843,738	28,383	11,707,356

Proposal Four

Proposal four was to ratify the appointment of Ernst & Young LLP as auditors of the Company for fiscal year ending December 31, 2019, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
47,525,694	482,064	107,450	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, dated June 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 6, 2019	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer